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                                                            EXHIBIT 99(b)(q)(i)

                              TRAINER WORTHAM FUNDS

                                       AND

                           TRAINER WORTHAM & CO., INC.

                                 CODE OF ETHICS

         PREAMBLE

         --------

         This Code of Ethics (the "Code") is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "Act") to effectuate the purposes and objectives of that Rule. The Rule makes it unlawful for certain persons, including any officer or trustee of Trainer Wortham Funds (the "Trust") and its investment adviser in connection with purchase or sale by such person of a Security Held or to be Acquired by the
Trust:

          (1)    To employ a device, scheme or artifice to defraud the Trust;

          (2) To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

          (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust; or

          (4)    To engage in a manipulative practice with respect to the Trust.

The Rule also requires that the Trust and its investment adviser, Trainer Wortham & Co., Inc., shall adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary, to prevent violations of the Code.

         Set forth below is the Code adopted by the Board of Trustees of the Trust in compliance with the Rule. This Code is based upon the principle that the trustees and officers of the Trust, and certain affiliated persons of the Trust and its investment adviser, owe a fiduciary duty to, among others, the shareholders of the Trust to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Trust; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

         1.  DEFINITIONS
             -----------

             (a) "Access Person" means any trustee, officer, general partner or Advisory Person of the Trust.

             (b) "Advisory Person" means (i) any employee of the Trust or its investment adviser who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose

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functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust or its investment adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Covered Securities by the Trust.

             (c) A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated to the Trading Desk, which includes when the Trust has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

             (d) "Beneficial Ownership" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

             (e) "Compliance Officer" means the Compliance Officer of Trainer Wortham & Co., Inc.

             (f) "Control" shall have the same meaning as that set forth in
Section 2(a)(9) of the Act.

             (g) "Covered Security" means any security as defined in Section 2(a)(36) of the Act except (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end registered investment companies (mutual funds).

             (h) "Disinterested Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

             (i) "Investment Personnel" means (i) any portfolio manager (as defined below) of the Trust and any employee of the Trust or its investment adviser (or of any company in a control relationship to the Trust or its investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and (ii) any natural person who controls the Trust or its investment adviser and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

             (j) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.

             (k) "Portfolio Manager" means an employee of the investment adviser of the Trust entrusted with the direct responsibility and authority to make investment decisions affecting an investment company.

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             (l) "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

             (m) "Security Held or to be Acquired by the Trust" means (i) any Covered Security which, within the most recent 15 days: (1) is or has been held by the Trust; or (2) is being or has been considered by the Trust or its investment adviser for purchase by the Trust; and (ii) any option to purchase or sell, and any security which is convertible into or exchangeable for, a Covered Security described above.

         2.  PROHIBITED TRANSACTIONS
             -----------------------

             (a) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of the Rule as set forth above.

             (b) No Access Person shall:

                 (i) purchase or sell, directly or indirectly, any security in which he has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her ACTUAL KNOWLEDGE at the time of such purchase or sale:

                        (A) is being considered for purchase or sale by the Trust, or

                        (B)  is being purchased or sold by the Trust;

                 (ii) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Trust;

                 (iii) seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Trust because of such person's association with the Trust. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Trust will not be considered to be in violation of this section:

                        (A)  an occasional meal;

                        (B) an occasional ticket to a sporting event, the theater or comparable entertainment, for which the Access Person will reimburse the host;

                        (C) a holiday gift of fruit or other foods, provided, however, that such gift is made available to all members of the recipient's department.

             (c) No Investment Personnel shall:

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                 (i)    acquire any securities in an initial public offering, in
                        order to preclude any possibility of such person profiting from his or her position with the Trust.

                 (ii) purchase any securities in a Limited Offering, without prior approval of the Compliance Officer or other officer designated by the Board of Trustees. Any person authorized to purchase securities in a Limited Offering shall disclose that investment when they play a part in any Trust's subsequent consideration of an investment in the issuer. In such circumstances, the Trust's decision to purchase securities of the issuer shall be subject to independent review by the Trust's officers with no personal interest in the issuer.

                 (iii) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Any profits realized on such short-term trades shall be subject to disgorgement.

                 (iv) serve on the board of directors of any publicly traded company without prior authorization of the Chairman and/or President of the Trust. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Trust and its shareholders.

             (d) No Portfolio Manager shall:

                 (i) buy or sell a security within at least seven (7) calendar days before and after any portfolio of the Trust that he or she manages trades in that security. Any profits realized on trades within the proscribed period is required to be disgorged.

         3.  EXEMPTED TRANSACTIONS
             ---------------------

             The prohibitions of Sections 2(b), 2(c) and 2(d) shall not apply to:

             (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

             (b) purchases or sales which are non-volitional on the part of either the Access Person or the Trust;

             (c) purchases which are part of an automatic dividend reinvestment plan;

             (d) purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

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             (e) purchases or sales of shares of any series of the Trust.

         Access Persons should consult the Compliance Officer if there are any questions about whether one of the exemptions listed above applies to a given Covered Securities transaction.

         4.  COMPLIANCE PROCEDURES
             ---------------------

             (a) Pre-clearance
                 -------------

                 All Access Persons shall receive prior approval from the Compliance Officer or other officer designated by the Board of Trustees before purchasing or selling Covered Securities.

             (b) Disclosure of Personal Holdings (Initial Report)
                 ------------------------------------------------

                 All Access Persons shall disclose to the Compliance Officer all personal securities holdings upon commencement of employment and thereafter on an annual basis as of December 31. This initial report shall be made on the form attached as Exhibit A.

             (c) Annual Certification of Compliance with the Code
                 ------------------------------------------------

                 (i)    All Access Persons shall certify annually that:

                        (A) they have read and understand the Code and recognize
                            that they are subject thereto;

                        (B) they have complied with the requirements of the
                            Code; and

                        (C) they have reported all personal securities
                            transactions required to be reported pursuant to the requirements of the Code.

         The certification report shall be made on the form attached as Exhibit
B.

             (d) Reporting Requirements
                 ----------------------

                 (i) All Access Person shall report to the Compliance Officer the information described in, Sub-paragraph
                        (d)(ii) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

                 (ii) Reports required to be made under this Paragraph (d) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every Access Person shall be required to submit a report for all

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                        periods, including those periods in which no securities
                        transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

                        (A) the date of the transaction, the title, the interest
                            rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                        (B) the nature of the transaction (i.e., purchase, sale
                            or any other type of acquisition or disposition);

                        (C) the price of the Covered Security at which the
                            transaction was effected; and the name of the broker, dealer or bank with or through whom the transaction was effected.

                 (iii) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                 (iv) Every Access Person shall direct their brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities accounts.

                 (v) The Compliance Officer shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code to each such person upon request.

             (e) Conflict of Interest

             Every Access Person shall notify the Compliance Officer of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any series of the Trust. Such notification shall occur in the pre-clearance process.

         5.  REPORTING REQUIREMENTS FOR "DISINTERESTED TRUSTEES"
             ---------------------------------------------------

             The provisions of Section 4(a) and (d) above, shall not apply to a Disinterested Trustee. However, Disinterested Trustees shall submit a report in the form attached as Exhibit C to the Compliance Officer not later than ten (10) days after the end of each calendar quarter with respect to any Covered Securities transaction occurring in such quarter only if the Disinterested Trustee knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that, during the 15-day period immediately before or after the date of the Covered Securities transaction, the Trust purchased or sold the Covered Security, or the Trust or its investment adviser considered purchasing or selling the Covered

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Security. If such Disinterested Trustee is not required to submit a report in the form attached as Exhibit C, such Disinterested Trustee shall submit a certification in the form attached as Exhibit D.

         6.  REPORTING OF VIOLATIONS TO THE BOARD OF TRUSTEES
             ------------------------------------------------

             (a) The Compliance Officer shall promptly report to the Board of
Trustees:

                 (i)    all apparent violations of this Code and the reporting
                          requirements thereunder; and

                 (ii) any reported transaction in a security which was purchased or sold by the Trust within fifteen (15) days before or after the date of the reported transactions.

             (b) When the Compliance Officer finds that a transaction otherwise reportable to the Board of Trustees under Paragraph (a) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of the Rule, it may, in its discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code, in lieu of reporting the transaction to the Board of Trustees.

             (c) The Board of Trustees, or a Committee of Trustees created by the Board of Trustees for that purpose, shall consider reports made to the Board of Trustees hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

         7.  ANNUAL REPORTING TO THE BOARD OF TRUSTEES
             -----------------------------------------

             (a) The Compliance Officer shall prepare an annual report relating to this Code to the Board of Trustees. Such annual report shall:

                 (i) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

                 (ii) identify any violations requiring significant remedial action during the past year;

                 (iii) identify any recommended changes in the existing restrictions or procedures based upon the Trust's experience under its Code, evolving industry practices or developments in applicable laws or regulations; and

                 (vi) certify that the Trust and its investment adviser have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

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         8.  SANCTIONS
             ---------

              Upon discovering a violation of this Code, the Board of Trustees may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

         9.  RETENTION  OF RECORDS
             ---------------------

             This Code, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an Access Person hereunder, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Trust as required under the Rule.

Originally Adopted:        April 1995
Last Reviewed:             October 24, 2000

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                                                                       Exhibit A

                              TRAINER WORTHAM FUNDS
                           TRAINER WORTHAM & CO., INC.

                   INITIAL / ANNUAL SECURITIES HOLDINGS REPORT

   (NOTE: THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON AND WITHIN 10 DAYS AFTER THE END OF EACH CALENDAR
                               YEAR THEREAFTER.)

         The following list, which is current as of the date below, accurately reflects my current personal securities holdings in which I have a direct or indirect beneficial interest:


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                                                                                               BROKER/
                                            NO. OF              PRINCIPAL              DEALER OR BANK THROUGH
              SECURITY                      SHARES               AMOUNT                 WHOM ACCOUNT IS HELD
              --------                      ------              --------               ----------------------
---------------------------------------------------------------------------------------------------------------------


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

The chart above (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities holdings of securities which are not Covered Securities, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

I have an account or accounts, over which I have direct or indirect influence or control, in which securities (including securities which are not considered Covered Securities) which are not listed above are held for my direct or indirect benefit as of the date below with the following brokers, dealers or banks:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


Dated: __________________________        Signature: ________________________

                                         Print Name: _______________________

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                                                                       Exhibit B

                              TRAINER WORTHAM FUNDS

                                       AND

                           TRAINER WORTHAM & CO., INC.

                              CERTIFICATION REPORT

To the Trustees, Officers and Access Persons of Trainer Wortham Funds:

         1. I hereby acknowledge receipt of a copy of the Code of Ethics for Trainer Wortham Funds (the "Trust").

         2. I have read and understood this Code. I will comply with the requirements of this Code and I will disclosed or report all information required to be disclosed or reported pursuant to this Code.

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Series.

Date:                                        Signature:
     -------------------------------                   ------------------------

                                             Print Name:
                                                        -----------------------
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                                                                       Exhibit C

                             TRAINER WORTHAM FUNDS

                                      AND

                          TRAINER WORTHAM & CO., INC.

                       QUARTERLY BROKERAGE ACCOUNT REPORT

               FOR THE CALENDAR QUARTER ENDED __________________

        THIS FORM MUST BE COMPLETED BY EACH ACCESS PERSON WITHIN 10 DAYS
                      OF THE END OF EACH CALENDAR QUARTER.

During the quarter referred to above, the following transactions were effected in Covered Securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust's Code of Ethics:


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                                                                        NATURE OF                        BROKER/
                                     NO. OF SHARES   INTEREST RATE     TRANSACTION                   DEALER OR BANK
                       DATE OF       OR PRINCIPAL     AND MATURITY     (PURCHASE,                     THROUGH WHOM
    SECURITY         TRANSACTION        AMOUNT            DATE        SALE, OTHER)       PRICE          EFFECTED
    --------         -----------     ------------      ----------     ------------       -----      ------------
----------------------------------------------------------------------------------------------------------------------

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

This report (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities transactions in securities which are not Covered Securities, and
(iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

     [ ] During the quarter referenced above, I did not establish any new accounts in which securities (including securities which are not considered Covered Securities) were held during such quarter for my direct or indirect benefit.

                                       OR

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     [  ]  During the quarter referenced above, I opened the following account(s) over which I have direct or indirect influence or control and in which securities (including securities which are not considered Covered Securities) were held for my direct or indirect benefit:


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              NAME OF BROKER, DEALER OR BANK                            DATE ACCOUNT ESTABLISHED
              ------------------------------                            ------------------------
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------


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

Dated: __________________________      Signature: ________________________


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                                                                       Exhibit D

===============================================================================

                                SECURITIES REPORT

                            FOR TRUSTEES WHO ARE NOT

                        "INTERESTED PERSONS" OF THE TRUST

                         ~ PURSUANT TO CODE OF ETHICS ~

===============================================================================


                 FOR THE CALENDAR QUARTER ENDED ________________

I certify that I had no knowledge, or, in the ordinary course of fulfilling my official duties as a Trustee of the Trust, way of knowing:

                  (a) of securities that were bought or sold within 15 days before or after any transaction by any Series of the Trust; or

                  (b) of securities considered by any Series of the Trust or any of its Investment Advisers for purchase or sale by such Series,

during the quarter identified above.


                                                  BY: _____________________

Date: __________________________

      NOTE: PLEASE REQUEST A QUARTERLY BROKERAGE ACCOUNT REPORT IF YOU ARE
        UNABLE TO SIGN THIS REPORT BECAUSE OF KNOWLEDGE YOU MAY HAVE HAD.

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